EXHIBIT 20.1.  PRESS RELEASE OF THE REGISTRANT, DATED APRIL 17, 2000


COMPANY CONTACT:
----------------

Francisco Nebot
President and CFO
(949) 224-8403

Susan Linder
Investor Relations
(949) 224-8401
Web Site:  www.firstalliancemortgage.com
           -----------------------------

For Immediate Release
---------------------


                NASDAQ DELISTS FIRST ALLIANCE CORPORATION SHARES

         IRVINE, CALIF. (APRIL 17, 2000) - Today, First Alliance Corporation, a sub-prime lender headquartered in Irvine, California whose business was making mortgage loans primarily to borrowers with impaired credit, announced that The NASDAQ-Amex Market Group, a NASD Company, notified the Company that, at the opening of business on April 20, 2000, the Company's common stock will be delisted from the NASDAQ National Market due to (i) the uncertainty regarding the timing of effectiveness for a plan of bankruptcy reorganization; (ii) the uncertainty regarding the specific terms of the planned bankruptcy reorganization; (iii) the Company's failure to satisfy NASDAQ's continued listing requirements; (iv) concerns regarding the residual equity interest of the existing listed securities holders; and (v) the Company's March 23, 2000 filing under Chapter 11 of the U.S. Bankruptcy Code and associated public interest concepts set forth under Marketplace Rules 4450(f) and 4430(a)(3).

         "Safe Harbor" Statement Regarding Forward-looking Information or
         Statements:

         Certain of the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including, without limitation, regulatory and operating risks related to the Company as a sub-prime lender, and other factors, risks and uncertainties that may cause actual results to differ materially from such forward-looking information. Such uncertainties include, but are not limited to, our ability to continue to have the stock of the Company traded on a market. Further, factors that could cause results to differ materially from those in the forward-looking statements are detailed from time-to-time in reports filed by the Company with the U.S. Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K (a copy of which may also be obtained from the Company at (949) 224-8401).

CONTACT: Francisco Nebot, President and CFO, 949-224-8403, or Susan Linder, Investor Relations, 949-224-8401, both of First Alliance Corporation.


                                       4